FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FIRST QUARTER 2018 FINANCIAL RESULTS

•         GAAP diluted EPS of $0.91 up 3.4% over prior-year GAAP diluted EPS, non-GAAP diluted EPS of $0.95 up 8.0% over prior-year non-GAAP diluted EPS

•         Excluding costs related to restructuring and the spin-off and merger of the Henry Schein Animal Health business, Company affirms prior 2018 diluted EPS guidance range representing growth of 12% to 15% over 2017 non-GAAP diluted EPS

MELVILLE, N.Y., May 8, 2018 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health, and medical practitioners, today reported record first-quarter results for the quarter ended March 31, 2018.

Net sales for the quarter were $3.2 billion, an increase of 10.2% compared with the first quarter of 2017. This consisted of 5.9% growth in local currencies and a 4.3% increase related to foreign currency exchange. In local currencies, internally generated sales increased 3.8% and acquisition growth was 2.1% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the first quarter of 2018 was $140.2 million, or $0.91 per diluted share, representing a decline of 0.4% and an increase of 3.4%, respectively, compared with GAAP results for the first quarter of 2017. Non-GAAP net income for the first quarter of 2018 was $145.9 million, or $0.95 per diluted share, representing growth of 3.6% and 8.0%, respectively, compared with non-GAAP results for the firstquarter of 2017. Note that the first quarter of 2018 included restructuring costs of $3.8 million pretax, or $0.02 per diluted share, as well as costs related to the spin-off and merger of Henry Schein’s Animal Health business, also in the amount of $3.8 million pretax, or $0.02 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP  net income and EPS).

“We are pleased with our financial results for the first quarter of 2018, which we believe reflect generally healthy end-market growth. It is an exciting time at Henry Schein as we continue to evolve our business strategy to ensure we are well-positioned to pursue the significant growth opportunities ahead of us while seeking to maximize shareholder value,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.

“In line with our strategy, in early April we announced the majority ownership of a new dental technology joint venture, named Henry Schein One, created to deliver integrated dental technology to help the profession improve practice management and marketing as well as patient communications. More recently, we announced the planned spin-off and merger of our global Animal Health business with Vets First Choice to create a new publicly traded company, to be named Vets First Corp., which will be owned by the shareholders of Henry Schein and Vets First Choice. With a sharper focus on our market-leading dental and medical businesses, as well as newly available resources to invest in our business, we believe Henry Schein will be poised for continued growth and leadership over the long term,” said Mr. Bergman.

Dental sales of $1.5 billion increased 10.2%, consisting of 5.2% growth in local currencies and a 5.0% increase related to foreign currency exchange. In local currencies, internally generated sales increased 2.9% and acquisition growth was 2.3%. The 2.9% internal growth in local currencies included 3.1% growth in North America and 2.6% growth internationally.

“In North America, dental consumable merchandise internal sales in local currencies continued solid year-over-year growth, at 2.7%. We believe this reflects a stable end-market as well as market share gains. Dental equipment internal sales in local currencies increased by 4.4%, following a strong result in the fourth quarter of 2017 when we reported sales growth of 18.1%. We see that dentists are continuing to invest in their practices, turning to Henry Schein for a wide range of solutions,” commented Mr. Bergman. “Internationally, dental consumable merchandise internal sales growth in local currencies was 2.4% as we continue to leverage a competitive platform of solutions, service and support. Internal growth in local currencies for international dental equipment was 3.1%.”

Animal Health sales of $919.8 million increased 13.1%, consisting of 7.1% growth in local currencies and a 6.0% increase related to foreign currency exchange. In local currencies, internally generated sales increased 3.6% and acquisition growth was 3.5%. The 3.6% internal growth in local currencies included 3.7% growth in North America and 3.4% growth internationally.

“Animal Health internal growth in local currencies in North America was a robust 11.6% after normalizing for a manufacturer switch from direct sales to agency sales,” commented Mr. Bergman. “With the pending spin-off and merger of our Henry Schein Animal Health business with Vets First Choice, we expect that Vets First Corp. will provide veterinarians with a powerful new platform to grow their practices, improve client engagement and drive better health outcomes for pets. We believe this spin-off and merger will result in greater focus and therefore growth opportunities for the Henry Schein Animal Health business rather than continuing as part of Henry Schein, and we are excited about the possibilities from combining these highly complementary businesses.”

Medical sales of $640.4 million increased 6.9% and included internal growth in local currencies of 6.4%, acquisition growth of 0.1%, and an increase related to foreign currency exchange of 0.4%.

“Our North America Medical business delivered another solid quarter with internal growth in local currencies of 6.7%, reflecting increased patient traffic to physician offices and our continued execution in serving large group practices,” remarked Mr. Bergman. “We are recognized and rewarded for meeting the needs of large group enterprises through our strong supply chain management capabilities while remaining committed to our end customer, the general practitioner, providing the products and support they need to deliver quality clinical care.”

Technology and Value-Added Services sales of $112.4 million increased 6.1%, consisting of 4.0% growth in local currencies and a 2.1% increase related to foreign currency exchange. In local currencies, internally generated sales increased 2.9% and acquisition growth was 1.1%.

“In North America, Technology and Value-Added Services had internal sales growth of 1.7% in local currencies, or 2.2% when normalized for certain products switching between agency sales and direct sales. Growth was primarily impacted by lower unit sales. International Technology and Value-Added Services internal sales grew 9.3% in local currencies, highlighted by double-digit growth in both financial services and veterinary software revenue,” said Mr. Bergman.

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“Upon the expected closing of our Henry Schein One joint venture during the current quarter, we will significantly enhance our Value-Added Solutions portfolio of products as we build upon our technology integration capabilities to deliver a new platform of enhanced dental software and services that work seamlessly together to share data and streamline digital workflows. In helping dental teams work smarter and more efficiently, Henry Schein One will afford dentists more time for quality patient care,” he added.

Stock Repurchase Plan

During the first quarter of 2018, Henry Schein did not repurchase any shares of common stock as a result of a blackout period related to the spin-off and merger of the Company’s Animal Health business. Henry Schein is committed to a balanced capital allocation approach to building shareholder value, including stock repurchases, which we expect to resume during the year. At the close of the first quarter of 2018, Henry Schein had approximately $200 million authorized for future repurchases of its common stock.

2018 EPS Guidance

Excluding costs related to restructuring and the spin-off and merger of the Henry Schein Animal Health business, Henry Schein, Inc. today is affirming its prior 2018 diluted EPS guidance. At this time the Company is not able to provide estimates for the impact of these costs on full year 2018 financial results. Guidance is as follows:

•         2018 diluted EPS attributable to Henry Schein, Inc. is expected to be $4.03 to $4.14, reflecting growth of 12% to 15% on a non-GAAP basis compared with 2017 non-GAAP diluted EPS of $3.60. This includes the impact of approximately $0.02 related to a previously announced one-time cash bonus for certain designated staff members that we disclosed last quarter, and excludes costs related to restructuring and the spin-off and merger of the Henry Schein Animal Health business.

•         Guidance for 2018 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Henry Schein expects to update full-year earnings guidance for the remaining business once the spin-off and merger of its Animal Health business closes. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

The Company has provided guidance for 2018 diluted EPS on a non-GAAP basis, a forward-looking non-GAAP measure that excludes the costs related to restructuring and the spin-off and merger of the Henry Schein Animal Health business. A reconciliation to the Company’s projected 2018 diluted EPS prepared on a GAAP basis is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. The Company’s 2018 diluted EPS prepared on a GAAP basis will include the impact of such

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items as restructuring charges and spin-off and merger expenses and the tax effect of all such items. Management does not believe that these items are representative of the Company’s underlying business performance. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

First Quarter 2018 Conference Call Webcast

The Company will hold a conference call to discuss first quarter 2018 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a solutions company for health care professionals powered by a network of people and technology. With more than 22,000 Team Schein Members serving more than 1 million customers globally, the Company is the world's largest provider of Business, Clinical, and Technology solutions to enhance the efficiency of office-based dental, animal health,and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites.

A Fortune 500® Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein's network of trusted advisors provides health care professionals with the valued solutions they need to improve operational success and clinical outcomes. The Company offers customers exclusive, innovative products and solutions, including practice management software, e-commerce solutions, specialty and surgical products, as well as a broad range of financial services. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 34 countries. The Company's sales reached a record $12.5 billion in 2017, and have grown at a compound annual rate of approximately 15 percent since Henry Schein became a public company in 1995.

For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein, and @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; new or unanticipated litigation developments; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence on third parties for certain technologically advanced components; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; changes in tax legislation; and risks associated with the ability to consummate the Henry Schein One joint venture transaction and the spin-off and merger of our Animal Health business with Vets First Choice and the timing of the closing of these transactions, as well as the ability to realize anticipated benefits and synergies of these transactions. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

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Additional Information and Where to Find It

In connection with the proposed spin-off and merger of our Henry Schein Animal Health business with Vets First Choice, Vets First Corp. plans to file relevant materials with the SEC, including a registration statement on Form S-1/S-4 containing a prospectus, in the coming months. Investors and security holders are urged to carefully read the registration statement/prospectus (including any amendments or supplements thereto and any documents incorporated by reference therein) and any other relevant documents filed with the SEC when they become available, because they will contain important information about the parties and the proposed transaction. The registration statement/prospectus and other relevant documents that are filed with the SEC can be obtained free of charge (when available) from the SEC’s web site at www.sec.gov. These documents can (when available) also be obtained free of charge from Henry Schein, Inc. upon written request to Carolynne Borders at Henry Schein, Inc., 135 Duryea Road, Melville, NY 11747. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017

Net sales	$3,220,439	$2,922,948
Cost of sales	2,324,847	2,100,028
Gross profit	895,592	822,920
Operating expenses:
Selling, general and administrative	685,688	628,952
Restructuring costs	3,762	-
Operating income	206,142	193,968
Other income (expense):
Interest income	5,158	4,304
Interest expense	(17,538)	(11,430)
Other, net	(338)	(45)
Income before taxes and equity in earnings of affiliates	193,424	186,797
Income taxes	(47,764)	(38,630)
Equity in earnings of affiliates	2,971	2,086
Net income	148,631	150,253
Less: Net income attributable to noncontrolling interests	(8,413)	(9,505)
Net income attributable to Henry Schein, Inc.	$140,218	$140,748

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.92	$0.89
Diluted	$0.91	$0.88

Weighted-average common shares outstanding:
Basic	153,106	157,715
Diluted	154,130	159,758

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 30,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,235	$174,658
Accounts receivable, net of reserves of $57,351 and $53,832	1,576,390	1,522,807
Inventories, net	2,015,069	1,933,803
Prepaid expenses and other	430,111	454,752
Total current assets	4,120,805	4,086,020
Property and equipment, net	377,002	375,001
Goodwill	2,317,873	2,301,331
Other intangibles, net	649,465	669,641
Investments and other	449,731	432,002
Total assets	$7,914,876	$7,863,995

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,020,739	$1,153,012
Bank credit lines	954,140	741,653
Current maturities of long-term debt	14,164	16,659
Accrued expenses:
Payroll and related	234,704	272,998
Taxes	214,377	188,873
Other	418,167	455,780
Total current liabilities	2,856,291	2,828,975
Long-term debt	1,000,515	907,756
Deferred income taxes	54,453	50,431
Other liabilities	421,684	420,285
Total liabilities	4,332,943	4,207,447

Redeemable noncontrolling interests	670,017	832,138
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
154,025,003 outstanding on March 31, 2018 and
153,690,146 outstanding on December 30, 2017	1,540	1,537
Retained earnings	2,998,328	2,940,029
Accumulated other comprehensive loss	(97,888)	(130,067)
Total Henry Schein, Inc. stockholders' equity	2,901,980	2,811,499
Noncontrolling interests	9,936	12,911
Total stockholders' equity	2,911,916	2,824,410
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,914,876	$7,863,995

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	April 1,
	2018	2017

Cash flows from operating activities:
Net income	$148,631	$150,253
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	52,085	44,749
Stock-based compensation expense	8,754	8,497
Provision for losses on trade and other accounts receivable	3,241	2,810
Provision for deferred income taxes	3,522	13,496
Equity in earnings of affiliates	(2,971)	(2,086)
Distributions from equity affiliates	3,548	3,038
Changes in unrecognized tax benefits	2,413	(10,876)
Other	(4,811)	2,689
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(45,620)	(97,493)
Inventories	(63,875)	28,278
Other current assets	11,869	2,689
Accounts payable and accrued expenses	(187,730)	(198,635)
Net cash used in operating activities	(70,944)	(52,591)

Cash flows from investing activities:
Purchases of fixed assets	(18,251)	(17,311)
Payments for equity investments and business
acquisitions, net of cash acquired	(8,703)	(11,820)
Other	(8,212)	(5,549)
Net cash used in investing activities	(35,166)	(34,680)

Cash flows from financing activities:
Proceeds from bank borrowings	212,055	234,037
Proceeds from issuance of debt	100,000	-
Debt issuance costs	(30)	-
Principal payments for long-term debt	(10,032)	(56,367)
Proceeds from issuance of stock upon exercise of stock options	3,022	3,952
Payments for repurchases of common stock	-	(50,006)
Payments for taxes related to shares withheld for employee taxes	(15,012)	(40,605)
Distributions to noncontrolling stockholders	(811)	(3,264)
Acquisitions of noncontrolling interests in subsidiaries	(261,433)	(4,089)
Net cash provided by financing activities	27,759	83,658

Effect of exchange rate changes on cash and cash equivalents	2,928	4,120
Net change in cash and cash equivalents	(75,423)	507
Cash and cash equivalents, beginning of period	174,658	62,381
Cash and cash equivalents, end of period	$99,235	$62,888

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2018 First Quarter
Sales Summary
(in thousands)
(unaudited)

Q1 2018 over Q1 2017

Global	Q1 2018	Q1 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,547,799	$1,405,158	10.2%	5.0%	5.2%	2.3%	2.9%

Animal Health	919,794	812,939	13.1%	6.0%	7.1%	3.5%	3.6%

Medical	640,400	598,886	6.9%	0.4%	6.5%	0.1%	6.4%

Total Health Care Distribution	3,107,993	2,816,983	10.3%	4.3%	6.0%	2.2%	3.8%

Technology and value-added services	112,446	105,965	6.1%	2.1%	4.0%	1.1%	2.9%

Total Global	$3,220,439	$2,922,948	10.2%	4.3%	5.9%	2.1%	3.8%

North America	Q1 2018	Q1 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$904,282	$850,456	6.3%	0.5%	5.8%	2.7%	3.1%

Animal Health	458,178	422,644	8.4%	0.0%	8.4%	4.7%	3.7%

Medical	619,393	580,037	6.8%	0.0%	6.8%	0.1%	6.7%

Total Health Care Distribution	1,981,853	1,853,137	6.9%	0.2%	6.7%	2.4%	4.3%

Technology and value-added services	91,319	89,053	2.5%	0.1%	2.4%	0.7%	1.7%

Total North America	$2,073,172	$1,942,190	6.7%	0.2%	6.5%	2.3%	4.2%

International	Q1 2018	Q1 2017	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$643,517	$554,702	16.0%	11.8%	4.2%	1.6%	2.6%

Animal Health	461,616	390,295	18.3%	12.6%	5.7%	2.3%	3.4%

Medical	21,007	18,849	11.4%	14.5%	-3.1%	0.0%	-3.1%

Total Health Care Distribution	1,126,140	963,846	16.8%	12.1%	4.7%	1.9%	2.8%

Technology and value-added services	21,127	16,912	24.9%	12.4%	12.5%	3.2%	9.3%

Total International	$1,147,267	$980,758	17.0%	12.2%	4.8%	1.9%	2.9%

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Exhibit B

Henry Schein, Inc.
2018 First Quarter
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	First Quarter
			%
	2018	2017	Growth (Decrease)
Net Income attributable to Henry Schein, Inc.	$140,218	$140,748	(0.4)%
Diluted EPS attributable to Henry Schein, Inc.	$0.91	$0.88	3.4%

Non-GAAP Adjustments
Restructuring costs - Pre-tax (1)	$3,762	$-
Income tax benefit for restructuring costs (1)	(940)	-
Transaction costs (2)	3,777	-
Income tax benefit for transaction costs (2)	(933)	-

Total non-GAAP adjustments to Net Income	$5,666	$-

Non-GAAP adjustments to diluted EPS	$0.04	$-

	2018		%
	(Non-GAAP)	2017	Growth
Net Income attributable to Henry Schein, Inc.	$145,884	$140,748	3.6%

Diluted EPS attributable to Henry Schein, Inc.	$0.95	$0.88	8.0%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(1)  Represents Q1 2018 restructuring costs of $3,762, net of $940 tax benefit, resulting in an after-tax effect of $2,822.

(2)  Represents Q1 2018 transaction costs, associated with the formation of Vets First Corp., of $3,777, net of $933 tax benefit, resulting in an after-tax effect of $2,844.

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